Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

September 30, 2009

Property	Location	Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased		Anchor / Significant Tenants
					Sep-09	Sep-08

Shopping Centers

Ashland Square Phase I	Manassas, VA	16,550	2007	2.0	100%	100%	Chevy Chase Bank

Ashburn Village	Ashburn, VA	221,687	1994/00/01/02/06	26.4	94%	92%	Giant Food, Ruby Tuesday, Hallmark Cards, Starbucks

Beacon Center	Alexandria, VA	356,115	1972 (1993/99/07)	32.3	100%	100%	Lowe’s Home Improvement Center, Giant Food, Office Depot, Outback Steakhouse, Marshalls, Hancock Fabrics, Party Depot, Panera Bread, TGI Fridays, Starbucks, Famous Dave’s

Belvedere	Baltimore, MD	54,941	1972	4.8	36%	34%	Family Dollar

BJ’s Wholesale Club	Alexandria, VA	115,660	2008	9.6	100%	100%	BJ’s Wholesale Club

Boca Valley Plaza	Boca Raton, FL	121,269	2004	12.7	84%	93%	Publix, Wachovia Bank

Boulevard	Fairfax, VA	49,140	1994 (1999)	5.0	100%	93%	Panera Bread, Party City, Petco

Briggs Chaney MarketPlace	Silver Spring, MD	194,347	2004	18.2	94%	98%	Safeway, Ross Dress For Less, Chuck E Cheese, Family Dollar

Broadlands Village	Ashburn, VA	159,734	2003/4/6	24.0	90%	97%	Safeway, The Original Steakhouse and Sports Theatre, Bonefish Grill, Starbucks

Countryside	Sterling, VA	141,696	2004	16.0	94%	94%	Safeway, CVS Pharmacy, Starbucks

Cruse MarketPlace	Cumming, GA	78,686	2004	10.6	90%	96%	Publix

Flagship Center	Rockville, MD	21,500	1972, 1989	0.5	100%	100%

French Market	Oklahoma City, OK	244,724	1974 (1984/98)	13.8	97%	98%	Burlington Coat Factory, Bed Bath & Beyond, Staples, Famous Footwear, Lakeshore Learning Center, Alfred Angelo, Dollar Tree

Germantown	Germantown, MD	27,241	1992	2.7	86%	100%

Giant	Baltimore, MD	70,040	1972 (1990)	5.0	100%	100%	Giant Food

The Glen	Lake Ridge, VA	134,317	1994 (2005)	14.7	88%	92%	Safeway Marketplace, The Original Steakhouse and Sports Theatre, Panera Bread

Great Eastern	District Heights, MD	255,398	1972 (1995)	31.9	99%	99%	Fresh World, Pep Boys, Big Lots, Capital Sports Complex

Great Falls Center	Great Falls, VA	91,666	2008	11.0	93%	95%	Safeway, CVS Pharmacy

Hampshire Langley	Takoma Park, MD	131,700	1972 (1979)	9.9	100%	100%	Safeway, Radio Shack, Starbucks

Hunt Club Corners	Apopka, FL	101,522	2006	13.1	96%	97%	Publix, Walgreens, Radio Shack, Hallmark

Jamestown Place	Altamonte Springs, FL	96,372	2005	10.9	89%	95%	Publix, Carrabas Italian Grill

Kentlands Square	Gaithersburg, MD	114,381	2002	11.5	100%	100%	Lowe’s Home Improvement Center, Chipotle

Kentlands Place	Gaithersburg, MD	40,648	2005	3.4	100%	100%	Elizabeth Arden’s Red Door Salon, Bonefish Grill

Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

September 30, 2009

Property	Location	Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased		Anchor / Significant Tenants
					Sep-09	Sep-08

Shopping Centers (continued)

Lansdowne Town Center	Leesburg, VA	189,355	2006	23.4	93%	98%	Harris Teeter, CVS Pharmacy, Panera Bread, Not Your Average Joes, Starbucks

Leesburg Pike	Baileys Crossroads, VA	97,752	1966 (1982/95)	9.4	99%	100%	CVS Pharmacy, Party Depot, FedEx Kinko’s, Radio Shack, Verizon Wireless

Lexington Pads	Lexington, KY	13,646	1974	4.1	100%	100%	Applebees

Lumberton Plaza	Lumberton, NJ	193,044	1975 (1992/96)	23.3	98%	97%	SuperFresh, Rite Aid, Virtua Health Center, Radio Shack, Family Dollar

Shops at Monocacy	Frederick, MD	109,144	2004	13.0	100%	98%	Giant Food, Panera Bread, Starbucks

Northrock	Warrenton, VA	103,440	2009	15.4	67%	N / A	Harris Teeter

Olde Forte Village	Ft. Washington, MD	143,062	2003	16.0	90%	95%	Safeway, Radio Shack

Olney	Olney, MD	53,765	1975 (1990)	3.7	100%	100%	Rite Aid

Orchard Park	Dunwoody, GA	87,782	2007	10.5	95%	93%	Kroger, Starbucks

Palm Springs Center	Altamonte Springs, FL	126,446	2005	12.0	94%	94%	Albertson’s, Office Depot, Mimi’s Cafe, Toojay’s Deli

Ravenwood	Baltimore, MD	93,328	1972 (2006)	8.0	92%	96%	Giant Food, Starbucks

Seabreeze Plaza	Palm Harbor, FL	146,673	2005	18.4	95%	98%	Publix, Palm Harbor Health Food, Petco, World Gym

Marketplace at Sea Colony	Bethany Beach, DE	21,677	2008	5.1	100%	100%	Seacoast Realty, Armand’s Pizza, Candy Kitchen

Seven Corners	Falls Church, VA	574,831	1973 (1994-7/07)	31.6	99%	100%	The Home Depot, Shoppers Food & Pharmacy, Syms, Michaels Arts & Crafts, Barnes & Noble, Ross Dress For Less, G Street Fabrics, Off-Broadway Shoes, The Room Store, Dress Barn, Starbucks, Dogfishhead Ale House

Shops at Fairfax	Fairfax, VA	68,743	1975 (1993/99)	6.7	98%	98%	Super H Mart

Smallwood Village Center	Waldorf, MD	172,817	2006	25.1	76%	81%	Safeway, CVS Pharmacy

Southdale	Glen Burnie, MD	484,115	1972 (1986)	39.6	91%	99%	The Home Depot, Michaels Arts & Crafts, Marshalls, PetSmart, Value City Furniture, Athletic Warehouse, Starbucks, All Green Market

Southside Plaza	Richmond, VA	373,651	1972	32.8	89%	93%	Farmers Foods, Maxway, Citi Trends, City of Richmond

South Dekalb Plaza	Atlanta, GA	163,418	1976	14.6	82%	66%	Maxway, Big Lots, Emory Clinic

Thruway	Winston-Salem, NC	361,388	1972 (1997)	30.5	97%	96%	Harris Teeter, Borders Books, Bed Bath & Beyond, Stein Mart, Rite Aid, JoS. A Banks, Bonefish Grill, Chico's, Ann Taylor Loft, Coldwater Creek, Kinkos/FedEx, New Balance, Aveda Salon, Christies Hallmark, Talbots, Hanes Brands

Village Center	Centreville, VA	143,109	1990	17.2	93%	94%	Giant Food, Tuesday Morning, Starbucks

West Park	Oklahoma City, OK	76,610	1975	11.2	19%	19%	Family Dollar

Westview Village	Frederick, MD	100,997	2009	10.4	22%	NA	Sleepy’s, WOW Wingery, Firehouse Subs

White Oak	Silver Spring, MD	480,156	1972 (1993)	28.5	100%	100%	Giant Food, Sears, Walgreens

	Total Shopping Centers	7,218,283		700.5	91.9%	94.6%

Exhibit 99

Saul Centers, Inc.

Schedule of Current Portfolio Properties

September 30, 2009

Property	Location	Leasable Area (Square Feet)	Year Acquired or Developed (Renovated)	Land Area (Acres)	Percentage Leased		Anchor / Significant Tenants
					Sep-09	Sep-08

Office Properties

Avenel Business Park	Gaithersburg, MD	390,579	1981-2000	37.1	87%	94%	General Services Administration, VIRxSYS, Broadsoft, Quanta Systems, SeraCare Life Sciences

Crosstown Business Center	Tulsa, OK	197,135	1975 (2000)	22.4	78%	90%	Compass Group, Roxtec, Keystone Automotive, Freedom Express

601 Pennsylvania Ave.	Washington, DC	226,604	1973 (1986)	1.0	100%	100%	National Gallery of Art, American Assn. of Health Plans, Credit Union National Assn., Southern Company, HQ Global, Freedom Forum, Pharmaceutical Care Management Assn., Capital Grille

Van Ness Square	Washington, DC	156,493	1973 (1990)	1.2	93%	93%	Team Video Intl, Office Depot, Pier 1

Washington Square	Alexandria, VA	235,042	1975 (2000)	2.0	97%	99%	Vanderweil Engineering, Agentrics, EarthTech, Thales, Cooper Carry, Bank of America, Trader Joe's, Fed Ex/Kinko's, Talbots

	Total Office Properties	1,205,853		63.7	90.8%	95.3%

	Total Portfolio	8,424,136		764.2	91.8%	94.7%

Land and Development Parcels

Clarendon Center	Arlington, VA		2002	1.9	Obtained zoning approvals from Arlington County, June 2006. South block structural concrete work completed. North block sub- surface parking garage construction is ongoing. Substantial completion of building shell scheduled for late 2010.

Ashland Square Phase II	Manassas, VA		2004	17.3	Marketing to grocers and other retail businesses, with a development timetable yet to be finalized.

Lexington Center	Lexington, KY		1974	26.0	The former mall is vacant and the Company has prepared conceptual designs for a shopping center development and is marketing the site to prospective retailers.

New Market	New Market, MD		2005	35.5	Parcel will accommodate retail development in excess of 120,000 SF near I-70, east of Frederick, Maryland. A development timetable has not been determined.

	Total Development Properties			80.7

Exhibit 99